Item 10.2

New York State Department of State Division of Corporations, State Records and Uniform Commercial Code One Commerce Plaza, 99 Washington Avenue Albany, NY 12231 www.dos.state.ny.us

CERTIFICATE OF MERGER
OF

JOBSINSITE INC.
(a New York Corporation)

AND

JOBSINSITE, INC.
(a Delaware Corporation)

INTO

JOBSINSITE, INC.
(a Delaware Corporation)

UNDER SECTION 907 OF THE BUSINESS CORPORATION LAW

I, the undersigned, Adam Laufer being, respectively, the President and Secretary of Jobsinsite, Inc., a New York corporation and the President and Secretary of Jobsinsite, Inc., a Delaware corporation, do hereby certify:

FIRST: (a) The name of each constituent corporation and state of incorporation is as follows:

Name	State of Incorporation
Jobsinsite, Inc.	New York
Jobsinsite, Inc.	Delaware

(b) The name of the surviving corporation is Jobsinsite, Inc. Following the merger its name shall be Jobsinsite, Inc. a Delaware corporation.

SECOND: As to each constituent corporation, the designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:

Name of Corporation	Designation and Number of Shares in each Class or Series Outstanding	Class or Series of Shares Entitled to Vote	Shares entitled to Vote as a Class or Series
Jobsinsite, Inc. (New York)	Common/ 2,625,425	Common	N/A
Jobsinsite, Inc. (Delaware)	Common/0	Common	N/A

THIRD: Jobsinsite, Inc. was incorporated under the laws of the State of New York on July 19, 2004. It was incorporated as JOBSINSITE.COM, Inc.

Jobsinsite, Inc. was incorporated under the laws of the State of Delaware on June 16, 2009.

FOURTH: The merger was adopted by Jobsinsite, Inc., a Delaware corporation by the unanimous written consent of its Board of Directors.

FIFTH: Jobsinsite, Inc. a New York corporation, has complied with the applicable provisions of the laws of the State of New York in which it is incorporated and this merger is permitted by such laws. The merger was authorized by the Board of Directors of Jobsinsite, Inc. by unanimous written consent and by the shareholders of Jobsinsite, Inc., at the annual meeting of shareholders duly called and held on June 1, 2009 by the vote of at least a majority of all outstanding shares of Jobsinsite, Inc. entitled to vote thereon.

SIXTH: The merger shall be effective upon the date of filing with the New York Department of State.

SEVENTH: Jobsinsite, Inc. has not filed an application for authority with the New York department of state and Jobsinsite, Inc. acknowledges that it is not to do business in New York until an application for such authority shall have been filed with the New York department of state.

EIGTH: The Certificate of Incorporation of Jobsinsite, Inc. shall be the Certificate of Incorporation of Jobsinsite, Inc. following the merger without any changes or amendments thereto.

NINTH: The Surviving entity, Jobsinsite, Inc. organized under the laws of the State of Delaware may be served with process in the State of New York in any action or special proceeding for the enforcement of any liability or obligation of any domestic corporation or of any foreign corporation, previously amenable to suit in this state, which is a constituent corporation in such merger or consolidation, and for the enforcement, as provided in this chapter, of the right of shareholders of any constituent domestic corporation to receive payment for their shares against the surviving or consolidated corporation.

TENTH: Subject to the provisions of section 623 the surviving or consolidated foreign corporation will promptly pay to the shareholders of each constituent domestic corporation the amount, if any, to which they shall be entitled under the provisions of this chapter relating to the right of shareholders to receive payment for their shares.

ELEVENTH: The surviving corporation hereby designates the Secretary of State as its agent upon whom process against it may be served in the manner set forth in paragraph (b) of section 306 (Service of process), in any action or special proceeding. The Secretary of State may be served or mailed a copy of any process against the surviving corporation at the following address:

Jobsinsite, Inc. 42450 Hollywood Blvd. Suite 105 Hollywood, FL 33020

Such address shall supersede any prior address designated as the address to which process shall be mailed.

TWELFTH: The surviving corporation hereby certifies that all fees and taxes (including penalties and interest) administered by the department of taxation and finance which are then due and payable by each constituent domestic corporation have been paid and that a cessation franchise tax report (estimated or final) through the anticipated date of the merger or consolidation (which return, if estimated, shall be subject to amendment) has been filed by each constituent domestic corporation and (ii) Jobsinsite, Inc. the surviving foreign corporation will within thirty days after the filing of the certificate of merger or consolidation file the cessation franchise tax report, if an estimated report was previously filed, and promptly pay to the department of taxation and finance all fees and taxes (including penalties and interest), if any, due to the department of taxation and finance by each constituent domestic corporation.

IN WITNESS WHEREOF, we have signed this certificate on the 17th day of June, 2009 and we affirm the statements contained therein as true under penalties of perjury.

JOBSINSITE INC. (Delaware)	JOBSINSITE INC. (New York)

X/Adam Laufer/	X /Adam Laufer/
Adam Laufer, President	Adam Laufer, President